UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2026, the Board of Directors (the “Board”) of Nocera, Inc. (the “Company”), after discussion with management, concluded that the Company’s previously issued consolidated financial statements for the fiscal year ended December 31, 2024 and December 31, 2025, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026 (the “Original 10-K”), as amended on April 21, 2026 (the “First Amendment”), and the unaudited interim condensed consolidated financial statements for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, should no longer be relied upon due to errors identified in those financial statements.

In connection with the preparation of Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025 (the “Second Amendment”), filed concurrently herewith, the Company, in consultation with its independent registered public accounting firm, performed a comprehensive reassessment of certain accounting conclusions, underlying supporting documentation, and the application of U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, management identified errors in the previously issued financial statements requiring restatement. The principal adjustments reflected in the restatement relate to the following categories:

(i) Goodwill: The Company recorded an reduction in goodwill of approximately $1,351,703 in the restated 2024 financial statements, decreasing the carrying amount of goodwill for fiscal year 2024 from $2,077,728, as previously reported, to $726,025, reflecting a reassessment of the recoverability of goodwill associated with certain acquisitions.

(ii) Balance Sheet Reclassifications: The Company identified certain accounts receivable ($102,568), prepaid expenses ($497,317), property and equipment ($66,015), and other non-current assets ($349) that were not appropriately presented in the originally filed 2024 financial statements. These items were reclassified or written off based on a comprehensive reassessment of underlying supporting documentation.

(iii) Accrued Liabilities and Income Tax: The Company identified additional income tax payable of approximately $110,669 and adjustments to accrued expenses and other liabilities that were not properly recorded in the originally filed 2024 financial statements.

(iv) Right-of-Use Assets and Lease Liabilities: The Company determined that certain finance lease right-of-use assets ($43,453) and the corresponding lease liabilities ($6,652 current and $8,511 non-current) were not properly recognized in the originally filed 2024 financial statements.

(v) Other Adjustments: The Company made additional conforming adjustments to accumulated other comprehensive income ($11,603) and equity accounts to properly reflect the cumulative impact of the foregoing corrections.

The aggregate net impact of the restatement adjustments on total stockholders’ equity as of December 31, 2024 was an increase of accumulated losses of approximately $2,096,572 with additional accumulated other comprehensive income of approximately $11,603. Net loss for the year ended December 31, 2024 was unchanged as a result of the restatement. For the fiscal year ended December 31, 2025, the restatement resulted in a reduction of previously reported net sales of approximately $2,597,349, offset by corresponding reductions in cost of sales and reclassification of certain amounts to discontinued operations, such that total net loss for 2025 was unchanged.

The restated financial statements are included in the Second Amendment, filed with the SEC concurrently herewith. Note 2 to the consolidated financial statements in the Second Amendment provides a detailed tabular presentation of the impact of the restatement on each affected financial statement line item for each affected period, in accordance with ASC 250-10-50-7.

The Board and the Audit Committee of the Board has discussed the matters disclosed in this Item 4.02(a) with its independent registered public accounting firm, SFAI Malaysia PLT.

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The Company has previously disclosed material weaknesses in its internal control over financial reporting, including the lack of written documentation of internal control policies and procedures, insufficient monitoring and review controls over the financial reporting closing process, and inadequate segregation of duties. The Company believes that these material weaknesses contributed to the errors that gave rise to the restatement. The Company is in the process of implementing remedial measures to address these material weaknesses, including investing in information technology systems, enhancing its organizational structure to support financial reporting, providing additional training to accounting personnel, and establishing effective general controls over information technology systems. There can be no assurance that these measures will be sufficient to prevent future material misstatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: August 17, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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